UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2009

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PARLUX FRAGRANCES, INC.

 (Exact name of registrant as specified in its charter)

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DELAWARE	0-15491	22-2562955
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5900 N Andrews Avenue, Suite 500, Fort Lauderdale, Florida  33309

(Address of Principal Executive Office) (Zip Code)

954-316-9008

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

     On March 2, 2009, Parlux Fragrances, Inc. issued a press release announcing that its fragrance license with Paris Hilton has been renewed for an additional 5-year period in accordance with the existing terms of the License Agreement dated June 1, 2004 between Parlux Fragrances, Inc. and Paris Hilton Entertainment, Inc.  The termination date of this License Agreement has been extended from June 30, 2009 to June 30, 2014, and there are no other changes to the existing license agreement in connection with this extension.

Item 8.01

Other Events.

     On March 2, 2009, Parlux Fragrances, Inc. issued a press release announcing that the Board of Directors of The Fragrance Foundation (the “Foundation”), have chosen Paris Hilton as their celebrity of the year.  Ms. Hilton has agreed to accept this award, the first of its kind, on May 27th, 2009 in New York City, at the Foundation’s Annual FiFi® Awards.    The press release also noted that license agreements with two major celebrities are close to being finalized.  A copy of the press release is incorporated herein by reference and attached hereto as Exhibit 99.1 and furnished according to this item.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1

Press Release of the Company dated March 2, 2009 announcing that the Board of Directors of The Fragrance Foundation (the “Foundation”), have chosen Paris Hilton as their celebrity of the year.  Ms. Hilton has agreed to accept this award, the first of its kind, on May 27th, 2009 in New York City, at the Foundation’s Annual FiFi® Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLUX FRAGRANCES, INC.

By:	/s/ RAYMOND J. BALSYS
Raymond J. Balsys Chief Financial Officer

Date:  March 4, 2009

Exhibit Index

Exhibit No.	Description
99.1

Press Release of the Company dated March 2, 2009 announcing that the Board of Directors of The Fragrance Foundation (the “Foundation”), have chosen Paris Hilton as their celebrity of the year.  Ms. Hilton has agreed to accept this award, the first of its kind, on May 27th, 2009 in New York City, at the Foundation’s Annual FiFi® Awards.